Exhibit 10.1

DOUYU INTERNATIONAL HOLDINGS LIMITED

(incorporated in the Cayman Islands with limited liability)

AMENDED AND RESTATED RESTRICTED SHARE UNIT SCHEME

Adopted by DOUYU INTERNATIONAL HOLDINGS LIMITED on April 8, 2019

INDEX

1	DEFINITIONS AND INTERPRETATION	1

2	PURPOSE OF THE SCHEME	6

3	EFFECTIVENESS AND DURATION	6

4	RSU LIMIT	6

5	ADMINISTRATION	6

6	GRANT OF AWARDS	7

7	VESTING OF AWARDS	8

8	SPECIAL TREATMENT OF AWARDS	10

9	TRANSFERABILITY	10

10	LAPSE	11

11	REOGRANIZATION OF CAPITAL STRUCTURE	12

12	SHARE CAPITAL	12

13	COMPLIANCE	12

14	ALTERATION OF THIS SCHEME	13

15	TERMINATION	13

16	MISCELLANEOUS	13

17	GOVERNING LAW	14

1                 DEFINITIONS AND INTERPRETATION

1.1                               In this Scheme the following expressions have the following meanings:

“Adoption Date”	means April 8, 2019, being the date on which the Scheme was adopted by the Company

“Award”

means an award of RSUs granted to a Participant pursuant to this Scheme; an award may include, if so specified by the Board in its entire discretion, cash and non-cash income, dividends or distributions and/or the sale proceeds of non-cash and non-scrip distributions in respect of those Shares from the date that the Award is granted to the date that it vests

“Board”	means the board of directors of the Company or a duly authorized administration committee thereof or such other committee as the Board may authorize

“Board Lot”	means the board lot in which Shares are traded on a Qualified Stock Exchange from time to time

“Business Day”

means any day (excluding Saturdays, Sundays and public holidays) on which a Qualified Stock Exchange is open for trading after the occurrence of a Qualified IPO and on which banks are open for normal banking business in Hong Kong, U.S. and the PRC

“Cause”

means, with respect to a Grantee, the summary termination of employment or office on any one or more of the following grounds: the Grantee has been guilty of misconduct, has been convicted of any criminal offence involving his integrity or honesty or (if so determined by the Board in its absolute discretion) on any other ground on which the relevant member in the Group would be entitled to terminate his employment or office summarily under a Competing Circumstance (as defined below), at common law or pursuant to any applicable laws or under the Grantee’s service contract with the relevant company in the Group. Notwithstanding the foregoing, a resolution of the Board or the board of directors of the relevant Related Entity to the effect that the employment or office of a Grantee has or has not been terminated on one or more of the grounds specified herein shall be conclusive

“Change of Control”	means the occurrence of any one or more of the following events:

(a)         any person, other than an employee benefit plan or trust maintained by the Company, becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s outstanding securities entitled to vote generally in the election of directors;

(b)         at any time during a period of 12 consecutive months, individuals who at the beginning of such period constituted the Board and any new member of the Board whose election or nomination for election was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was so approved, cease for any reason to constitute a majority of members of the Board;

(c)          the consummation of (i) a merger or consolidation of the Company or any of its subsidiaries with any other corporation or entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or, if applicable, the ultimate parent thereof) at least 50% of the combined voting power and total fair market value of the securities of the Company or such surviving entity or parent outstanding immediately after such merger or consolidation or (ii) any sale, lease, exchange or other transfer to any person of assets of the Company and/or any of its subsidiaries, in one transaction or a series of related transactions, having an aggregate fair market value of more than 50% of the fair market value of the Company and its subsidiaries immediately prior to such transaction(s); or

(d)         any analogous situation as determined by the Board solely at its discretion; provided that, in the case of each of (a), (b) and (c), a Change of Control shall not be deemed to have occurred until the Board has determined by resolution of the Board that such event has occurred; provided further that change of control will not occur for purposes of Awards that are subject to Section 409A of the Code unless the event also constitutes a change of control under 409A of the Code

“Code”	means the Internal Revenue Code of 1986 of the United States, as amended

“Competing Circumstance”

The Participant is involved in either of the following situations: (i) the Participant becomes a shareholder, director, Employee, consultant or partner of any competitor of the Company or a Related Entity; or (ii) the Participant is involved in any actions which may place a competitor in an advantageous position

“Company”	means DOUYU INTERNATIONAL HOLDINGS LIMITED, an exempted company incorporated under the laws of the Cayman Islands with limited liability

“Control”

means the possession, direct or indirect, of the power to direct, or cause the direction of, the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise

“Disability”	means a disability, whether temporary or permanent, partial or total as determined by the Board

“Employee”	means a person who has Employment Relationship with the Company or a Related Entity

“Employment Relationship”	means the labor or employment relationship with the Company or a Related Entity

“Fair Market Value”	means the fair market value of the Company as reasonably determined by the Committee in good faith

“Grant”	means the offer of the grant of an Award made in accordance with this Scheme

“Grantee”

means any Participant who accepts a Grant in accordance with the terms of the Scheme, or (where the context so permits) any person who is entitled to any Award in consequence of the death of the original Grantee

“Group”	means the Company and its Related Entities

“Hong Kong”	means the Hong Kong Special Administrative Region of the PRC

“Hong Kong Stock Exchange”	means The Stock Exchange of Hong Kong Limited

“Original Adoption Date”	April 1, 2018

“Original Scheme”	means the DouYu International Holdings Limited Restricted Share Unit Scheme, adopted on the Original Adoption Date

“Original Trustee”	means Maples Trustee Services (Cayman) Limited

“Participant”	includes the Employees or any persons as determined by the Board to be eligible to participate in the Scheme

“PRC”	means the People’s Republic of China, excluding, for the purpose of this document, Hong Kong, Macau Special Administrative Region of the PRC and Taiwan

“Qualified IPO”

means a firm commitment underwritten public offering of the Shares of the Company (or depositary receipts or depositary shares thereof) in the United States on the New York Stock Exchange or NASDAQ pursuant to an effective registration statement under the United States Securities Act of 1933, as amended, or on Hong Kong Stock Exchange, Shanghai Stock Exchange, Shenzhen Stock Exchange or another internationally recognized stock exchange approved by Nectarine Investment Limited or its permitted assigns and successors (the “Qualified Stock Exchange”), in any case, with the valuation of the Company being not less than US$3,000,000,000 and the proceeds of the offering being not less than US$300,000,000; provided that the definition of the “Qualified IPO” may be amended or revised by the holders of more than fifty percent (50%) of the voting power of the then issued outstanding Series E Preferred Shares (voting together as a single class and calculated on as-converted basis) (the “Majority Holders”) and any other shareholder shall, and shall cause the Director(s) appointed by such shareholder to, vote for such amendment or revision made by the Majority Holders

“Related Entity”

means any entity that, directly or indirectly, Controls the Company or is Controlled by the Company through shareholding relationship or contractual arrangements, or is under common Control with the Company (directly or indirectly), or in which the Company has a significant equity interest, as determined by the Board

“RSU”

means a restricted shares unit conferring the Grantee a conditional right upon vesting of the Award to obtain either Shares or an equivalent value in cash with reference to the market value of the Shares on or about the date of vesting, as determined by the Board in its absolute discretion, less any tax, fees, levies, stamp duty and other charges applicable

“Scheme”	means this Amended and Restated Restricted Share Unit Scheme in its present form or as amended from time to time

“Shares”	means ordinary shares of US$0.0001 each in the share capital of the Company (including securities representing the shares), or if there has been a sub-division, reduction, consolidation, reclassification or reconstruction of the share capital of the Company, the shares (including securities representing the shares) forming part of the ordinary equity share capital of the Company of such nominal amount as shall result from any such sub-division, reduction, consolidation, reclassification or reconstruction

“Shareholders”	means holders of Shares

“Trust”	means the trust established by the Trust Deed

“Trust Deed”

means the deed of settlement dated May 16, 2018 and made between (1) the Company and (2) the Original Trustee (as restated, supplemented and amended from time to time) by which was established a trust known as the Douyu Employee Benefit Trust

“Trust Fund”	has the meaning as set out in the Trust Deed

“Trustee”	means the Original Trustee or the trustees of the Trust for the time being

“U.S.”	means United States of America, its territories, its possessions and all areas subject to its jurisdiction

1.2          In this Scheme, save where the context otherwise requires:

(a)                   the headings and index are inserted for reference only and shall not affect the construction of any provisions of the Scheme;

(b)                   any reference to a clause is a reference to a clause of the Scheme;

(c)                    any reference to a person includes a body corporate or an unincorporated body;

(d)                   any reference to a statutory body includes the organization or body established to replace such statutory body or for performing the functions of such statutory body;

(e)                    expressions in the singular include the plural and vice versa;

(f)                     expressions in any gender shall include other genders; and

(g)                    any reference to any statute or statutory provision shall be construed as references to such statute or statutory provision as respectively amended, consolidated or re-enacted, or as its operation is modified by any other statute or statutory provision (whether with or without modification), shall include any subsidiary enacted under the relevant statute.

2                             PURPOSE OF THE SCHEME

2.1                   Reference is made to the Original Scheme, dated as of the Original Adoption Date. The Original Scheme is amended and restated in its entirety by this Scheme.

2.2                   The purpose of this Scheme is to recognize and reward Participants for their contribution to the Group, to attract suitable personnel and to provide incentives to them to remain with and further contribute to the Group.

3                             EFFECTIVENESS AND DURATION

Subject to any early termination as may be determined by the Board pursuant to Clause 15 of the Scheme, the Scheme shall be valid and effective for a period of 10 years commencing the Adoption Date, after which no Awards will be granted.

4                             RSU LIMIT

The Board is authorized to issue up to 2,106,321 Shares in accordance with this Scheme, including the Shares issued under the Original Scheme, accounting for approximately 6.98% of the total issued shares of the company as of the Adoption Date.

5                             ADMINISTRATION

5.1                   This Scheme shall be subject to the administration of the Board and the Trustee in accordance with this Scheme and the Trust Deed. The rights of the Board shall include, but are not limited to, the right to:

(a)                                 interpret and construe the provisions of this Scheme;

(b)                                 determine the persons who will be granted Awards under this Scheme, the terms and conditions on which Awards are granted (see also Clause 6.3) and when the RSUs granted pursuant to this Scheme may vest;

(c)                                  make such appropriate and equitable adjustments to the terms of the Awards granted under the Scheme as it deems necessary; and

(d)                                 make such other decisions or determinations as it shall deem appropriate in the administration of the Scheme, including certain transfer or conversion restrictions pursuant to arrangements to be entered into by the Company with any depositary bank and/or underwriters.

The Board may by resolution delegate any or all of its powers in the administration of the Scheme to the administration committee or any other committee as authorized by the Board for such purpose. All the decisions, determinations and interpretations made by the Board shall be final, conclusive and binding on all parties.

5.2                   Subject to any applicable laws, regulations and rules, the powers and obligations of the Trustee will be limited as set forth in the Trust Deed. The Trustee shall hold the Trust Funds upon the terms of the Trust Deed.

5.3                   To the extent that the Board determines that any Award may become subject to Section 409A of the Code, the Award shall incorporate the terms and conditions required by Section 409A of the Code. In the event that following the Adoption Date the Board determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Adoption Date), the Board may adopt such amendments to the Scheme or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to:

(a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award; or

(b) comply with the requirements of Section 409A of the Code and related U.S. Department of Treasury guidance.

6                 GRANT OF AWARDS

6.1                   On and subject to the terms of this Scheme and the terms and conditions that the Board imposes pursuant to Clause 5.1, the Board shall be entitled at any time during the term of this Scheme to make a Grant to any Participant, as the Board may in its absolute discretion determine.

6.2                   The amount of an Award may be determined at the sole and absolute discretion of the Board and may differ among selected Participants.

6.3                   Awards may be granted on such terms and conditions (e.g., by linking the vesting of their RSU to the attainment or performance by any member of the Group, the Grantee or any group of Grantees) as the Board may determine, provided such terms and conditions shall be consistent with any other terms and conditions of this Scheme.

6.4                   After the Board has selected the Participants, it will notify the Trustee of the person(s) selected, the number of Shares underlying the RSUs to be granted to each of them, the vesting schedule, the lock-up arrangements upon vesting and other terms and conditions that the Award is subject to as determined by the Board (if any).

6.5                   Subject to limitations and conditions of this Scheme, the Board may direct the Trustee in writing to notify each of the selected Participants by way of a letter or any such notice or document in such form as the Board may from time to time determine, an offer of grant of Award (“Notice of Grant”), which shall attach an acceptance notice.

6.6                   If the selected Participant intends to accept the Grant as specified in the Notice of Grant, he or she is required to sign an acceptance notice, and return it to the Trustee directly or indirectly through the Company within the time period and in a manner prescribed in the Notice of Grant. Upon the receipt from the selected Participant of a duly executed acceptance notice, the RSUs are granted to such Participant in respect of a Board Lot or an integral multiple thereof, who becomes a Grantee pursuant to this Scheme. For the avoidance of doubt, in the event that the Grant is not accepted by any selected Participant within the time period or in a manner prescribed in the Notice of Grant, such Grant shall not be affected.

6.7                   Upon completion of the Qualified IPO, where any Award is proposed to be granted by the Board to any selected Participant, it shall not be granted:

(a)         where the Company has, or reasonably believes there is, material non-public information or insider information that must be disclosed under the applicable laws and regulations, until such information has been published on the website of the Company and the relevant Qualified Stock Exchange;

(b)         within any black-out period or equivalent period of time restricting and/or prohibiting the dealing of Shares by Employees before the publication of financial statements of the Company as provided in the rules of the applicable Qualified Stock Exchange; or

(c)          in any other circumstances where dealings by any selected Participant (including directors of any member of the Group) are prohibited under any applicable law or regulation or where the requisite approval from any applicable regulatory authorities has not been granted.

6.8                   The Board may not grant any Awards to any Participants in any of the following circumstances:

(a)                                 the requisite approvals for that Grant from any applicable regulatory authorities have not been obtained

(b)                                 the securities laws or regulations require that a prospectus or other offering documents be issued in respect of the Grant or in respect this Scheme, unless the Board determines otherwise

(c)                                  where the Grant would result in a breach of any applicable securities laws, rules or regulations by any member of the Group or any of its directors; or

(d)                                 the Grant would result in breach of the RSU Limit or other rules of this Scheme.

6.9                   The Board shall notify the Trustee in writing if:

(a)                                 any terms and conditions relating to any Awards and Grants are varied; and

(b)                                 any of the Awards and Grants previously notified to the Trustee lapses.

7                 VESTING OF AWARDS

7.1                   Subject to the terms of the Scheme and the specific terms and conditions applicable to each Award, the RSUs granted in an Award shall be subject to a vesting period (if any) and to the satisfaction of performance and/or other conditions to be determined by the Board (if any) in its absolute discretion. If such conditions are not satisfied, the RSU shall automatically lapse on the date on which such conditions are not satisfied, as determined by the Board in its absolute discretion.

7.2                   Upon fulfillment or waiver of the vesting period and vesting criteria (if any) applicable to a Grantee, a vesting notice will be sent to the Grantee by the Board or, at the written direction of the Board, the Trustee. The Grantee is required to execute, after receiving the vesting notice, certain documents set out in the vesting notice that the Board considers necessary (which may include, without limitation, a certification to the Group that he or she has complied with all the terms and conditions set out in this RSU Scheme and the Notice of Grant). For the avoidance of doubt, in the event that the Grantee fails to execute the required documents as specified in the vesting notice, the vesting of relevant Award shall not be affected.

7.3                   Subject to the delivery of the vesting notice to the Grantee, the Board may transfer or direct the Trustee to transfer (or procure the transfer of) the Shares underlying the Award (and, if applicable, the cash or non-cash income, dividends or distributions and/or the sale proceeds of non-cash and non-scrip distributions in respect of those Shares) to the Grantee, subject to any applicable transfer or conversion restrictions pursuant to arrangements entered into by the Company with any depositary bank and/or underwriters.

7.4                   In the event a general offer by way of voluntary offer, takeover or otherwise (other than by way of scheme of arrangement pursuant to Clause 7.5 below) is made to all the Shareholders (or all such Shareholders other than the offeror and/or any person Controlled by the offeror and/or any person acting in association or concert with the offeror) and such offer becomes or is declared unconditional prior to the vesting date of any RSU, the Board shall, prior to the offer becoming or being declared unconditional, determine at its absolute discretion matters that include, but are not limited to, whether such RSU shall vest, the percentage of vested RSUs granted to each Grantee and the period within which such RSU shall vest. If the Board determines that such RSU shall vest and that the percentage of vested RSUs is met, it shall notify the Grantee that the RSU shall vest, the percentage of RSUs to be vested and the period within which such RSU shall vest.

7.5                   In the event a general offer for Shares by way of scheme of arrangement is made to all the Shareholders, the Board shall, prior to such meetings, determine at its absolute discretion matters that include, but are not limited to, whether such RSU shall vest, the percentage of vested RSUs granted to each Grantee and the period within such RSU shall vest. If the Board determines that such RSU shall vest and that the percentage of vested RSUs is met, it shall notify the Grantee and the Trustee that the RSU shall vest, the percentage of RSUs to be vested and the period within which such RSU shall vest.

7.6                   In the event a notice is given by the Company to its Shareholders to convene a Shareholders’ meeting for the purpose of considering and, if thought fit, approving a resolution to voluntarily wind-up the Company prior to the vesting date of any RSU, the Board shall determine at its discretion matters that include, but are not limited to, whether such RSU shall vest, the percentage of vested RSUs granted to each Grantee and the period when such RSU shall vest. If the Board determines that such RSU shall vest and that the percentage of vested RSUs is met, it shall notify the Grantee and the Trustee that the RSU shall vest, the percentage of RSUs to be vested and the period within which such RSU shall vest.

7.7                   In the event a compromise or arrangement, other than a scheme of arrangement contemplated in Clause 7.5 above, between the Company and its Shareholders and/or creditors is proposed in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, the Board shall determine at its discretion whether such RSU shall vest and the period when such RSU shall vest. If the Board determines that such RSU shall vest, it shall notify the Grantee and the Trustee that the RSU shall vest and the period within which such RSU shall vest.

7.8                   Any Shares to be transferred to a Grantee or his or her wholly-owned entity upon the vesting of RSUs granted pursuant to this Scheme shall be subject to all the provisions of the memorandum and articles of association of the Company and shall rank pari passu in all respects with the existing fully paid Shares in issue on the date of transfer, or if that date falls on a day when the register of members of the Company is closed, the first day of the re-opening of the register of members, and accordingly shall entitle the holder of such Shares to participate in all dividends or other distributions paid or made on or after the date of transfer, or if that date falls on a day when the register of members of the Company is closed, the first day of the re-opening of the register of members.

8                 SPECIAL TREATMENT OF AWARDS

8.1                   When a Participant cancels or terminates his employment relationship with the company such Participant is employed by:

(a)                                 regardless of the reasons for the termination of the employment relationship with such company or the expiration of the employment relationship (except for paragraphs (b) and (c) of this Clause), the unvested RSUs held by the Participant shall be invalidated without any compensation from the company;

(b)                                 if the Participant retires after the service of the company for more than five years and reaches the statutory retirement age, or if the Participant prematurely retires/departs/dies due to a work-related injury resulting in incapacity, the RSUs granted but unvested may continue to be held by the Participant or, if the Board in its sole discretion so determines, his or her heirs; and

(c)                                  if the Participant prematurely retires/departs/dies due to a work-related injury resulting in incapacity, the Participant or, if the Board in its sole discretion so determines, his heirs may continue to hold all vested RSUs; unvested RSUs are to be voided without any compensation from the company.

8.2       Notwithstanding the foregoing, in the event of the death due to a work-related injury of a selected Participant who is a U.S. taxpayer by reference to the Code, any relevant RSUs of such selected Participant that vest pursuant to this Clause, shall be transferred to the heirs or other personal representative of such deceased selected Participant on the earlier to occur of a Qualified IPO or a Change of Control.

8.3       Notwithstanding the above, the Board may in its sole discretion determine the special treatment of Awards, and such determination by the Board shall be final and conclusive.

9                 TRANSFERABILITY

9.1                   Any Award granted pursuant to this Scheme shall be personal to the Grantee and shall not be assignable or transferable. For the avoidance of doubt, after the listing of the Shares on a Qualified Stock Exchange, the underlying Shares in respect of the RSUs held by a Grantee, once vested and transferred to such Grantee, shall be equally transferrable as the remaining Shares subject to any applicable transfer or conversion restrictions pursuant to arrangements entered into by the Company with any depositary bank and/or underwriters and applicable laws.

9.2                   If a Grantee dies as a result of Clause 8.1(b) or 8.1(c), and the Board determines that the participant’s heir can continue to hold the vested RSU after exercising the powers of the Board in its sole discretion, the heir may assign such RSU by will or related inheritance distribution law. This Scheme and the terms of the granting of the notice shall be binding on the executor of the estate, the administrator of the estate, the heir and the designated representatives of the heir and the Grantee.

9.3                   Notwithstanding the above, no Grantee shall in any way sell, transfer, assign, charge, mortgage, encumber, hedge or create any interest in favor of any other person over or in relation to any RSU or any other property held by the Trustee on trust for the Grantees, Awards, Shares underlying any Awards or any interest or benefits therein.

10          LAPSE

10.1            The unvested RSUs shall automatically lapse upon the earliest of:

(a)                                 the date of the termination of Grantee’s employment or service by any member of the Group;

(b)                                 the date on which the offer (or, as the case may be, revised offer) referred to in Clause 7.4 closes;

(c)                                  the record date for determining entitlements under the scheme of arrangement referred to in Clause 7.5;

(d)                                 the date of the commencement of the winding-up of the Company;

(e)                                  the date on which the Grantee commits a breach of Clause 9.2;

(f)                                   the date on which it is no longer possible to satisfy any outstanding conditions to vestings; or

(g)                                  the Board has decided that the unvested RSUs shall not be vested in the Grantee in accordance with the rules of this Scheme and the terms and conditions as set out in the Notice of Grant.

10.2            The Board shall have the right to determine what constitutes Cause, whether the Grantee’s employment has been terminated for Cause and the effective date of such termination, and such determination by the Board shall be final and conclusive.

10.3            If the Grantee’s employment or service with the Company or any of the Subsidiaries or Related Entity is terminated for any reason other than for Cause (including by reason of resignation, retirement, death, Disability or non-renewal of the employment or service agreement upon its expiration for any reason other than for Cause), the Board shall determine at its absolute discretion and shall notify the Grantee whether any unvested RSUs granted to such Grantee shall vest and the period within which such RSU shall vest. If the Board determines that such RSUs shall not vest, such RSUs shall automatically lapse with effect from the date on which the Grantee’s employment or service is terminated and the Board shall notify the Trustee in writing accordingly.

10.4            Notwithstanding the aforesaid, in each case, the Board may in its absolute discretion decide that any RSU shall not lapse or shall be subject to such conditions or limitations as the Board may decide.

11          REORGANIZATION OF CAPITAL STRUCTURE

11.1            In the event of any alteration in the capital structure of the Company, such as capitalization issue, rights issue, consolidation, sub-division and reduction of the share capital of the Company, the Board may make equitable adjustments that it considers appropriate, at its sole discretion, including:

(a)                                 make arrangements for the grant of substitute RSUs of equivalent fair value to an Award in the purchasing or surviving company;

(b)                                 reach such compromise with the Grantee as it considers appropriate, including the payment of cash compensation to the Grantee equivalent to the fair value to any RSU to the extent not vested;

(c)                                  waive any conditions to vesting of any RSU to the extent not already vested; or

(d)                                 permit the continuation of an Award in accordance with its original terms.

12          SHARE CAPITAL

The RSUs do not carry any right to vote at general meetings of the Company. No Grantee shall enjoy any of the rights of a Shareholder by virtue of the grant of an Award pursuant to this Scheme, unless and until such Shares underlying the Award are actually transferred to the Grantee upon the vesting of the RSU. Unless otherwise specified by the Board in its entire discretion in the Notice of Grant, the Grantees do not have any rights to any cash or non-cash income, dividends or distributions and/or the sale proceeds of non-cash and non-scrip distributions from any Shares underlying a unvested RSU.

13          COMPLIANCE

13.1            No discretion shall be exercised as to the grant and vesting pursuant to the Scheme and no instructions to deal with any Shares underlying any Award shall be given to the Trustee under the Scheme where such exercise of discretion or giving of instructions (as applicable) is prohibited under the applicable laws, regulations and rules from time to time (and such prohibition has not been waived in respect of the Company). Where such prohibition causes a deadline under the Scheme or the Trust Deed (including but not limited to the vesting date or the exercise of any discretion by the Board) to be missed, such deadline shall be treated as extended until as soon as practicable after the first date on which the prohibition no longer prevents the relevant action or event, or as soon as practicable after a decision has been made as to whether the discretion should or should not be exercised, as the case may be.

13.2            The Company shall comply with all applicable disclosure requirements in connection with the administration and operation of the Scheme including, but not limited to, the requirements imposed by the rules of a Qualified Stock Exchange from time to time.

14          ALTERATION OF THIS SCHEME

The terms of this Scheme may be altered, amended or waived in any respect by the Board provided that such alteration, amendment or waiver shall not affect any subsisting rights of any Grantee thereunder. The Board shall have the right to determine whether any proposed alteration, amendment or waiver is material and such determination shall be conclusive.

15          TERMINATION

This Scheme may be terminated at any time prior to the expiry of its term by the Board provided that such termination shall not affect any subsisting rights of any Grantee hereunder. For the avoidance of doubt, no further Awards shall be granted after this Scheme is terminated but in all other respects the provisions of this Scheme shall remain in full force and effect. All RSUs granted prior to such termination and not vested on the date of termination shall remain valid. In such event, the Board shall notify the Trustee and all Grantees of such termination and how other interests or benefits in relation to the outstanding RSUs shall be dealt with.

16          MISCELLANEOUS

16.1            This Scheme shall not form part of any contract of employment or engagement of services between the Group and any Participant and the rights and obligations of any Participant under the terms of his office, employment or engagement in services shall not be affected by the participation of the Participants in this Scheme or any rights which he may have to participate in it and this Scheme shall afford such a Participant no additional rights to compensation or damages in consequence of the termination of such office, employment or engagement for any reason.

16.2            This Scheme shall not confer on any person any legal or equitable right (other than those rights constituting the RSUs themselves) against the Company directly or indirectly or give rise to any cause of action at law or in equity against the Company.

16.3            Any notice or other communication between the Company and a Grantee may be given by sending the same by prepaid post or personal delivery to, in the case of the Company, its principal place of business in Hong Kong or such other address as notified to the Grantee from time to time and, in the case of a Grantee, his address as notified to the Company from time to time. Notices may also be sent electronically to Grantees by sending it to the e-mail address notified by the Grantee to the Company from time to time.

16.4            Except as otherwise expressly provided under the Scheme,

(a)                                 any notice or other communication served by post:

(i)                                     by the Company shall be deemed to have been served 24 hours after the same was put in the post; and

(ii)                                  by the Grantee shall not be deemed to have been received until the same shall have been received by the Company;

(b)                                 any notice or other communication served by hand shall be deemed to have been served at the time of delivery; and

(c)                                  any notice or other communication served by electronic means by the Company or the Grantee shall be deemed to have been served if the sender did not receive a failure of receipt notification.

16.5            Any notice or other communication shall not be withdrawn once it is delivered by the Grantee, except for those which shall only become effective upon a confirmation of the receipt by the Company.

16.6            The acceptance of an Award by and the transfer of Shares to a Grantee may be subject to all necessary consents under any relevant legislation for the time being in force in Hong Kong, the PRC, the United States and the Cayman Islands, and a Grantee shall be responsible for obtaining any governmental or other official consent or approval and going through any other governmental or other official procedures that may be required by any country or jurisdiction in these regards. The Group and its affiliates may coordinate or assist the Grantee in complying with such applicable requirements and taking any other actions as may be required by any applicable laws, regulations or rules. However, neither the Group and its affiliates nor the Trustee shall be responsible for any failure by a Grantee to obtain any such consent or approval or for any tax or other liability to which a Grantee may become subject as a result of his participation in this Scheme. The Board shall be entitled to establish such arrangements as it deems reasonably necessary with respect to the mechanisms to implement the vesting of RSUs, the remittance of the proceeds therefrom to Grantees and related registration, recordation and reporting matters to ensure that the Grantee, the Trustee and the Company can comply with all applicable securities, foreign exchange and tax regulations of all relevant jurisdictions, including without limitation, the PRC. Each Grantee shall authorise the Company and, to the extent required, the Trustee, to establish all necessary brokerage and other accounts on the Grantee’s behalf and shall provide to the Company and the Trustee such information as the Board deems necessary in connection with the Company’s, the Trustee’s and the Grantee’s compliance with the foregoing obligations.

17          GOVERNING LAW

17.1            The Scheme and all RSUs operate subject to the memorandum and articles of association of the Company and any applicable law to which the Company is subject.

17.2            This Scheme and all RSUs granted hereunder shall be governed by and construed in accordance with the laws of the Cayman Islands.